FIRST AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT

This First Amendment (the “Amendment”) to the Securities Agreement dated January 28, 2008 (the “Purchase Agreement”) by and among China Housing & Land Development, Inc., a Nevada corporation with headquarters located at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province, China 710054 (the “Company”), and the investors named on the signature pages hereto (the “Investors”) is made as of this 11 day of June  2010 by and among the Company and the Investors.  Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Purchase Agreement.

Background

A.            Pursuant to the Purchase Agreement the Company issued and sold to the Investors US$20,000,000 in aggregate principal of Convertible Notes, which are convertible into shares of Common Stock, and issued to the Investors Warrants to purchase additional shares of Common Stock.

B.            The parties desire to (i) amend the Convertible Notes to provide that 100% of the principal amount thereof may be converted into Common Stock at the option of the holder, (ii) amend the Warrants to permit the conversion thereof into Common Stock at a conversion rate of 1 share of Common Stock for every 2 shares issuable under the Warrants, and (ii) make certain other amendments to the Purchase Agreement.

 In consideration of the foregoing, the parties agree as follows:

Agreement

1.         Amendment and Restatement of Notes.  The form of Convertible Note attached to the Purchase Agreement as Exhibit A shall be amended and restated in its entirety to read as set forth in Exhibit A attached to this Amendment.  On the date hereof, each Investor agrees to surrender its existing Convertible Note to the Company and the Company agrees to execute and deliver an Amended and Restated Convertible Note in the form of Exhibit A to this Amendment to each Investor in the  Face Amount (as defined in the Convertible Notes) equal to the Face Amount of the Convertible Note surrendered and dated as of the last date through which interest has been paid.  The Amended and Restated  Convertible Notes shall continue to be secured by all of the collateral securing the existing  Convertible Notes (subject to release of the Stockholder Pledge Agreement pursuant to the terms of paragraph 4 hereof), all references to the Convertible Notes in any Transaction Document shall be deemed to be references to the Convertible Notes as amended and restated hereby, and all shares of Common Stock issuable upon conversion of the Amended and Restated Convertible Notes shall be Registerable Securities for purposes of the Registration Rights Agreement and included in the post effective amendment referred to in paragraph 5 hereof.

2.           Amendment and Restatement of Warrants.  The form of Warrant attached to the Purchase Agreement as Exhibit B shall be amended and restated in its entirety to read as set forth in Exhibit B attached to this Amendment.  On the date hereof, each Investor agrees to surrender its existing Warrant to the Company and the Company agrees to execute and deliver an Amended and Restated Warrant in the form of Exhibit B to this Amendment to each Investor exercisable for a number of shares of Common Stock equal to the Warrant surrendered and dated as of the date of this Amendment.  All references to the Warrants in any Transaction Document shall be deemed to be references to the Warrants as amended and restated hereby, and all shares of Common Stock issuable upon conversion of the Amended and Restated Warrants shall be Registerable Securities for purposes of the Registration Rights Agreement and included in the post effective amendment referred to in paragraph 5 hereof.

3.           Amendments to Purchase Agreement.

(a)           Section 1.4 of the Purchase Agreement shall be deleted in its entirety and replaced with “Intentionally Omitted.”

(b)           Effective upon conversion of the Notes held by the Whitebox Investors referred to in paragraph 6(i) hereof, Section 4.23(b) of the Purchase Agreement shall be deleted in its entirety and replaced with “Intentionally Omitted”:

4.           Termination of Stockholder Pledge Agreement.  Effective upon conversion of the Notes held by the Whitebox Investors pursuant to paragraph 6(i) hereof, (a) the Stockholder Pledge Agreement and the security interest created thereby shall terminate, and (b) the Investors hereby authorize and direct the Collateral Agent, upon such termination, (i) to return to the Principal Stockholder any certificates in the Collateral Agent’s possession evidencing Common Stock pledged pursuant to the Stockholder Pledge Agreement and (ii) take such other action, and execute and deliver such other documents, as the Collateral Agent deems necessary or desirable to evidence the termination of the Stockholder Pledge Agreement.

5.           Registration.  The Company agrees to promptly file a post effective amendment to the Registration Statement referred to in Sections 2.1 and 2.2 of the Registration Rights Agreement that registers all Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants, as amended, and use its best efforts to cause such post effective amendment to be declared effective as soon as practicable.  For the avoidance of doubt, such post effective amendment shall not be subject to Section 2.4 of the Registration Rights Agreement.

6.           Conversion of Certain Convertible Notes and Warrants.  Whitebox Small Cap Long Short Equity Partners, LP, Whitebox Concentrated Convertible Arbitrage Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox Special Opportunities Fund Series B Partners, LP, Whitebox Multi-Strategy Partners, LP, Cineasias Partners, LP, DRE Partners, LP, F Cubed Partners, LP, and IAM Mini-Fund 14 Limited (collectively, the “Whitebox Investors,” and individually, a “Whitebox Investor”)  agree to within 5 business days after the post effective amendment referred to in paragraph 5 hereof is declared effective and the Company gives written notice thereof to the Whitebox Investors (i) convert in the aggregate 55% of the aggregate Face Amount of the Amended and Restated Convertible Notes held by them into Common Stock pursuant to paragraph 1 of the Amended and Restated Convertible Notes, and (ii) convert all of the Amended and Restated Warrants held by them into Common Stock pursuant to paragraph 10(b) of the Amended and Restated Warrants.  Each Whitebox Investor shall be deemed to be an affiliate of each other Whitebox Investor for purposes of paragraph 1(b) of the Amended and Restated Convertible Notes and paragraph 10(b) of the Amended and Restated Warrants

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7.           Reaffirmation.  Except as otherwise specifically set forth herein, the terms and provisions of the Purchase Agreement, as amended hereby, are ratified, confirmed and approved.  To the extent that there is any conflict between this Amendment and the Purchase Agreement, this Amendment shall govern.

8.           Effectiveness.  This Amendment shall become effective as of the date first-written above upon (i) execution of a counterpart hereof by the Company and each Investor and (ii) payment by the Company of the fees and disbursements of Faegre & Benson LLP, counsel to the Whitebox Investors.

9.           Governing Law.  This Amendment shall be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to the principles of conflict of laws.

10.          Counterparts.  This Amendment may be executed and delivered by facsimile signature in two or more counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

CHINA HOUSING & LAND DEVELOPMENT, INC.

By:	/s/ Pingji Lu
Name: Pingji Lu
Title: Chairman

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INVESTORS:

WHITEBOX SMALL CAP LONG SHORT EQUITY PARTNERS, LP (f/k/a Whitebox Intermarket Partners, LP)

By:	Whitebox Small Cap Long Short Equity
Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LLC
Its: Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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WHITEBOX CONCENTRATED
CONVERTIBLE ARBITRAGE PARTNERS,
LP (f/k/a Whitebox Convertible Arbitrage
Partners, LP)

By:	Whitebox Concentrated Convertible Arbitrage
Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LLC
	Its:	Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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WHITEBOX CREDIT ARBITRAGE PARTNERS, LP (f/k/a Whitebox Hedged High Yield Partners, LP)

By:	Whitebox Credit Arbitrage Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LLC
	Its:	Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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WHITEBOX SPECIAL OPPORTUNITIES FUND SERIES B PARTNERS, LP

By:	Whitebox Special Opportunities Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LLC
	Its:	Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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POPE INVESTMENTS II, LLC

By:	/s/ William P. Wells
Name: William P. Wells
Title: Managing Member/President

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BERLIN INCOME, L.P.

By:	Berlin Financial, Ltd.
Its:	General Partner

By:	/s/ Thomas G. Berlin
Name: Thomas G. Berlin
Title: Managing Member

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BERLIN CAPITAL GROWTH, L.P.

By:	Berlin Financial, Ltd.
Its:	General Partner

By:	/s/ Thomas G. Berlin
Name: Thomas G. Berlin
Title: Managing Member

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EASTERN MANAGEMENT & FINANCIAL, LLC

By:	/s/ Authorized Representative
Name:
Title:

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WHITEBOX MULTI-STRATEGY PARTNERS, LP (f/k/a Whitebox Combined Partners, LP)

By:	Whitebox Mulit-Strategy Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LLC
	Its:	Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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CINEASIAS PARTNERS, LP

By:	Whitebox Concentrated Convertible Arbitrage
Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LLC
	Its:	Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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DRE PARTNERS, LP

By:	Whitebox Credit Arbitrage Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LC
	Its:	Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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F CUBED PARTNERS, LP

By:	Whitebox Mulit-Strategy Advisors, LLC
Its:	General Partner

	By:	Whitebox Advisors, LLC
	Its:	Managing Member

	By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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IAM MINI-FUND 14 LIMITED

By:	Whitebox Advisors, LLC
Its:	Investment Manager

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Operating Officer

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